Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into on June 28, 2015, by and between Martin T. Thall (“Employee”) and Visteon Corporation (together with its subsidiaries, “Visteon” or the “Company”).

WHEREAS, Employee and the Company are parties to that certain change in control agreement, dated November, 2013 (the “Change in Control Agreement”);

WHEREAS, Employee and the Company have mutually agreed that Employee’s employment will terminate effective on July 1, 2015 (the “Effective Date”); and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all matters arising from Employee’s employment by the Company and the termination thereof.

NOW, THEREFORE, for and in consideration of the covenants, promises, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Separation. Employee acknowledges that his employment will terminate effective on the Effective Date. Except as otherwise provided in this Agreement, all benefits and perquisites of employment shall cease as of the Effective Date, and Employee will not be entitled to any further wages, other forms of compensation, or other benefits, except any vested benefits under any employee benefit plans in which Employee participated, or as otherwise required by law.

2. Separation Benefits.

a. In consideration of Employee’s execution of this Agreement, provided that the Employee signs and delivers to the Company, and does not revoke, a general release of claims agreement in favor of the Company substantially in the form of Exhibit A hereto (the “Release”) and provided that such Release becomes effective within forty-five (45) days following the Effective Date, Employee shall be entitled to receive the following:

i. the payments and benefits referred to in Sections 5 and 6 of the Change in Control Agreement calculated as of the Effective Date pursuant to the terms of such agreement;

ii. full vesting of Employee’s restricted stock units that remain unvested as of immediately prior to the Effective Date pursuant to the terms of such award;

iii. full vesting of Employee’s Special Electronics Incentive Award pursuant to the terms of such award payable in a lump sum promptly after determination of the amount of such award;

iv. payment in lieu of untaken vacation accrued as of the Effective Date; and

v. in lieu of any entitlements Employee may have under the Company’s International Long-Term Assignment Policy, (u) reimbursement for reasonable expenses incurred in connection with the repatriation of Employee’s household goods to the United States and for transporting Employee’s household goods to his home in Seattle, Washington, including any associated taxes; (v) reimbursement for reasonable expenses incurred in connection with transporting Employee’s household goods in Detroit to Seattle up to an aggregate of $10,000; (w) the Company’s assumption of the car lease and the house lease Employee entered into in connection with his service to the Company in Germany, (x) reimbursement for up to $10,000 for business class airfare in connection with Employee’s return from Germany; (y) reimbursement for Employee’s hotel costs for thirty (30) days at up to $300 per night in connection with Employee’s return from Germany; and (z) an allowance of up to $10,000 for other reasonable expenses associated with Employee’s return from Germany, subject, in each case (u) through (z), to documentation of such expenses to the reasonable satisfaction of the Company. Employee shall be entitled to continue to utilize the tax accounting services of Deloitte at the Company’s expense for the 2015 and 2016 tax years.

b. Within forty-five (45) days following the Effective Date, Employee shall submit all unpaid business-related expenses incurred during Employee’s employment with the Company, and the Company shall reimburse Employee, in accordance with the Company’s policies and procedures, within thirty (30) business days after Employee’s submission of such expenses.

c. Subject to Sections 2(a) and 11, the payments and benefits set forth in Section 2(a)(i) through (iii) above shall be paid and/or provided to Employee in accordance with the terms of the Change in Control Agreement, Employee’s applicable equity award agreements and Employee’s Special Electronics Incentive Award. Employee acknowledges that, upon and following the payment and provision of the amounts and benefits set forth in Section 2(a)(i) through (v), he shall have no right to any additional payments or benefits under the Change in Control Agreement (except as otherwise provided in Section 6.4 thereof), any equity or equity-related plan or agreement or any other agreement, plan or arrangement of or with the Company except for (x) vested benefits under any employee benefit plan in which Employee participated or as otherwise required by law, and (y) indemnification as provided in the Company’s Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws.

3. Continued Adherence to Covenants. Employee acknowledges and agrees that he shall continue to be subject to and bound by all the covenants set forth in Section 4 of the

Change in Control Agreement pursuant to the terms set forth therein. For purposes of clarification, it is understood that the non-competition provisions in Section 4.2 thereof are for a period of twelve (12) months following the Effective Date.

4. Cooperation.

a. Employee agrees to cooperate with the Company in regard to the transition of business matters handled by Employee on behalf of the Company prior to the Effective Date as may be requested of Employee by the Company from time to time following the Effective Date, including without limitation that Employee specifically agrees that for a period of six (6) months following the Effective Date, he will forward to the Company’s Chief Executive Officer (or any representative delegated by the Chief Executive Officer) any business-related request or other communication the he receives from any customer, client or employee of the Company and will by the Effective Date provide to the Company’s Chief Executive Officer (or any representative delegated by the Chief Executive Officer) to the best of his reasonable ability under the circumstances (i) customer contact information and a summary of new or pending business, including current status; (ii) documentation of the current status of the top 15 technical programs; (iii) a list of merger and acquisition targets based on Employee’s current knowledge of the Company’s industry, position and strategies; and (iv) a summary of the current employees and employee projects of those employees who report directly or indirectly to Employee.

b. Employee agrees to reasonably cooperate with the Company and its counsel in relation to any internal investigation and in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate in any way to events or occurrences that transpired while Employee was employed by the Company. Employee’s cooperation in connection with such claims or actions will include, but not be limited to, being reasonably available on reasonable advance notice to meet with Company counsel to prepare for discovery or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times. The Company will reimburse Employee for all reasonable, pre-approved out-of-pocket costs and expenses (but not including attorney’s fees and costs, or compensation for time) that Employee incurs in connection with Employee’s obligations under this Section 4(b) of this Agreement.

5. Assignment of Inventions. Employee hereby assigns to the Company, or its designee, all of Employee’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, designs, trademarks, formulae, processes, domain names, databases (and the contents thereof), developments, concepts, know-how, improvements of trade secrets, whether or not patentable or registrable under patent, copyright, trademark or similar laws, which Employee solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during Employee’s employment with the Company, except for any invention listed on Exhibit B, if applicable, which in each case either: (i) was made by Employee prior to the commencement of Employee’s employment with the Company or (ii) was developed by Employee entirely on his own time without using the Company’s or any of its affiliates’ equipment, supplies, facilities, or trade secret information (other than inventions that either relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company or result from any work performed by Employee for the Company). Unless Employee has completed, signed and returned Exhibit B together with this Agreement, Employee acknowledges and agrees that Employee does not have any inventions that qualify fully under provisions (i) or (ii) above. Upon request by the Company, Employee agrees to execute any and all applications, assignments or other instruments that the Company deems necessary to evidence the foregoing assignment or to apply for and obtain patents or trademark or copyright registrations in the United States or any foreign country or otherwise to protect the Company’s interest therein (without additional compensation to Employee). Furthermore, Employee hereby appoints each of the Company’s managers, acting severally, as Employee’s attorney-in-fact to execute such documents on Employee’s behalf.

6. Return of Property. Employee agrees that he will return to the Company on or prior to the Effective Date all of the Company’s property in his possession or control, including records, vendor/client lists, other lists, data, notes, reports, proposals, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property or other non-public information, or copies or reproductions of any of the aforementioned items, electronic devices (including, but not limited to, any laptop computer, tablet, smartphone or similar device, or other cellphone), or other documents or property which, in each case, Employee obtained, received or produced in connection with his employment with the Company or that was within Employee’s possession or control, and will confirm on such date that he has made reasonable efforts to locate all such property. Irrespective of the foregoing, in the event that Company property, which was inadvertently retained, is located in Employee’s control or possession after the Effective Date, Employee will return such property to the Company as soon as practicable upon its discovery by Employee.

7. Resignation from Boards, Industry Associations. Employee agrees that within thirty (30) days following the Effective Date, he will resign from all board and industry association memberships that were undertaken on behalf of and in connection with his role at the Company.

8. Complete Agreement; Governing Law; Arbitration. This Agreement, along with the surviving provisions of the Change in Control Agreement, constitute the entire agreement between Employee and the Company pertaining to the subjects contained in them and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral, applicable to Employee’s employment. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except in writing duly executed by Employee and a duly authorized representative of the Company. This Agreement is intended to fully, completely and forever resolve all disputes based upon events, omissions or acts occurring on or prior to the time of its execution as well as all other issues or claims in any way arising out of or connected with the prior employment of Employee with the Company or the separation of that employment.

a. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, notwithstanding any choice of law provisions otherwise requiring application of other laws. It shall be interpreted according to the fair meaning of the terms herein and not strictly in favor of, or against, either party.

b. Any dispute or controversy arising under or in connection with this Agreement, the Change in Control Agreement or the Employee’s employment with or termination from the Company shall be settled by arbitration, conducted before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration the non-prevailing party (if one is so determined by the arbitrator) shall pay all costs and expenses, including, without limitation, legal fees and expenses, of the prevailing party to the extent determined by the arbitrator. Notwithstanding the foregoing or anything else in this Agreement to the contrary, either party may seek specific performance and injunctive and other equitable relief from any court of competent jurisdiction.

9. Notices. Any notice required or permitted to be given hereunder shall be deemed properly given and received if sent by (a) registered or certified United States First Class Mail, postage prepaid and return receipt requested, the earlier of actual receipt or ten (10) days after being sent, or (b) upon actual receipt if sent by (i) hand delivery, or (ii) a commercially reputable overnight courier, to the parties at their respective addresses shown on the signature page hereto, or to such other address(es) either party may give notice from time to time by the same means as provided in this Section.

10. Statement of Non-Admission. Nothing in this Agreement is intended as or shall be construed as an admission or concession of liability or wrongdoing by the Company or any of the Released Parties (as defined in the Release). Rather, the proposed Agreement is being offered for the sole purpose of settling cooperatively and amicably any and all possible disputes described in the Release.

11. Section 409A. Notwithstanding any other payment schedule provided herein to the contrary, if the Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Internal Revenue Code (the “Code”), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” that would, but for this sentence, be paid or provided before the expiration of the six-month period measured from the date of the Employee’s “separation from service,” such payment or benefit shall be made on the date which is the earlier of (A) the expiration of the six-month period measured from the date of the Employee’s “separation from service,” and (B) the date of the Employee’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and all remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

12. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

13. Discontinuation of Separation Benefits. Employee agrees that the Company may recover from benefits payable to Employee pursuant to this Agreement all damages incurred following the Effective Date as a result of (i) Employee engaging in any misconduct that materially injures the Company; (ii) Employee materially violating any of the covenants in Section 4 of the Change in Control Agreement; (iii) Employee misappropriating, misusing or disclosing any confidential, proprietary or trade secret information learned while employed with the Company; or (iv) Employee failing to return Company documents, records or property, as required pursuant to Section 6 above.

14. Interpretation and Severability. The terms and provisions of this Agreement shall inure to the benefit of any of the Company’s successors or assigns. Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law. The terms, conditions, covenants, restrictions, and other provisions contained in this Agreement are separate, severable and divisible. If any Section or part or subpart of any Section in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the Section or part or subpart of the Section as necessary to make it enforceable and the Section or part or subpart of the Section shall then be enforceable in its/their narrowed form. Moreover, each Section or part or subpart of each Section in this Agreement is independent of and severable (separate) from each other. In the event that any Section or part or subpart of any Section in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, the affected Section or part or subpart of such Section shall be stricken from this Agreement, and the remaining Section or parts or subparts of such Sections of this Agreement shall remain in full force and effect.

15. Headings. The headings contained in this Agreement are for convenience of reference only and are not intended, and shall not be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.

16. Assignment. Employee shall not assign or transfer rights or obligations under this Agreement, but rather all such rights and obligations shall be binding upon and inure only to Employee and all heirs, legatees, and legal representatives of Employee, and upon and to the Company and each of the other Released Parties and their respective successors, assigns, heirs, legatees, and legal representatives.

17. Acknowledgments. The parties acknowledge that the Company is not undertaking to advise Employee with respect to any tax or other consequences of this Agreement and that Employee is solely responsible for determining those consequences. Employee has read this Agreement and understands its terms. Employee has been provided with a full and fair opportunity to consult with an attorney of Employee’s choosing and to obtain any and all advice deemed appropriate with respect to this Agreement. Further, the parties acknowledge that, while Employee agrees to maintain the confidentiality of this Agreement and waives claims for remedies, nothing in this Agreement shall limit the ability of Employee or the Company (or any of its officers, directors, employees, representatives, agents or assigns) to confer with legal counsel, to testify truthfully under subpoena or court order, or to initiate, provide truthful information for, or cooperate with, an investigation by a municipal, state or federal agency for enforcement of laws. This Agreement has been entered into with the understanding that there are no unresolved claims of any nature that Employee has against the Company. Employee acknowledges and agrees that, except with regard to the separation benefits described in Section 2 of this Agreement, all wages and other compensation due Employee by the Company or any of the Released Parties, whether by contract or by law, have been paid in full, and Employee has received all rights and benefits to which Employee is entitled without interference by the Company, including, but not limited to, vacation, sick time, paid or unpaid time off, family and medical leave, accommodation for any disability, or any contractual rights or privileges, and that Employee has no outstanding claims for any compensation or benefits. Employee further agrees that the representations and understandings set forth in this Section have been relied upon by the Company and constitute consideration for the Company’s execution of this Agreement. In light of the foregoing, the parties are satisfied with the terms of this Agreement and agree that its terms are binding upon them.

18. Counterparts. This Agreement may be executed by Employee and the Company in separate counterparts, each of which, when so executed and delivered, when taken as a whole, shall constitute one and the same instrument.

THE UNDERSIGNED HAVE CAREFULLY READ THIS AGREEMENT. THEY ACKNOWLEDGE THAT THEY HAVE HAD ACCESS TO LEGAL COUNSEL OF THEIR OWN CHOOSING AND HAVE OBTAINED ALL LEGAL ADVICE THEY DEEM NECESSARY TO FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT. EACH PARTY AGREES TO BE FULLY BOUND BY THIS AGREEMENT. THE PARTIES ARE ENTERING INTO THIS AGREEMENT FREELY AND VOLUNTARILY WITHOUT DURESS OR COERCION.

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ACCEPTED AND AGREED:

By:	/s/ Martin T. Thall	6/28/2015
	Martin T. Thall	Date

Visteon Corporation

By:	/s/ Francis M. Scricco	6/28/2015
	Francis M. Scricco	Date
Chairman

EXHIBIT A

GENERAL RELEASE

I, Martin T. Thall, in consideration of and subject to the performance by Visteon Corporation (together with its subsidiaries, the “Company”), of its obligations under Section 2 of the Separation Agreement, dated as of                     (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and subsidiaries and all present, former and future directors, officers, agents, representatives, employees, successors, and assigns of the Company and/or its respective affiliates and subsidiaries and direct or indirect owners, in each case when acting in such a capacity (collectively, the “Released Parties”) to the extent provided herein (this “General Release”).

1. I understand that a portion of the payments or benefits paid or granted to me under Section 2 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company and/or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

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3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company, or in the event that I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim, or of any facts that could give rise to a claim, of the type described in paragraph 2 as of the execution of this General Release.

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release and will return all payments received by me pursuant to the Agreement on or after the termination of my employment.. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, if the Released Parties prevail in such suit,

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9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. The Company agrees to disclose any such information only to any tax, legal or other counsel of the Company as required by law.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or governmental entity.

11. I hereby acknowledge that Sections 2 through 13 and 15 of the Separation Agreement (and any provisions of this Agreement or any other agreements referenced therein) shall survive my execution of this General Release.

12. I represent that I am not aware of any Claim by me, and I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any right or claim arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1. I HAVE READ IT CAREFULLY;

2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

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3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6. I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:
MARTIN T. THALL

DATE:	July , 2015

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EXHIBIT B